Exhibit 99.5

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned beneficial owners of shares of XBP Global Holdings, Inc. (“XBP Global Holdings”) hereby agree to file with the Securities and Exchange Commission joint Schedules 13D and any amendments thereto with respect to the XBP Global Holdings securities owned by them, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

Dated: September 17, 2026	EXELA TECHNOLOGIES, INC.

	By:	/s/ Par Chadha
Par Chadha, Executive Chairman

Dated: September 17, 2026	PAR CHADHA

	By:	/s/ Par Chadha

Dated: September 17, 2026	XCV-STS, LLC

	By:	/s/ Par Chadha
Par Chadha/Manager of ETI-MNA, LLC its manager

Dated: September 17, 2026	GP 3XCV LLC

	By:	/s/ Par Chadha
Par Chadha/Manager of ETI-MNA, LLC its manager